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                                                                    EXHIBIT 23.3

                        CONSENT OF MILLER AND LENTS, LTD.

     We consent to the references to us in "Part I, Item 1 and 2. Business and Properties - Natural Gas and Oil Reserves" in Amendment No. 1 to this Annual Report on Form 10-K/A of The Houston Exploration Company for the year ended December 31, 2002 and in Houston Exploration's previously filed Registration Statements (and any prospectus supplement thereto) on: (i) Form S-3, file number 333-78843 dated May 20, 1999; (ii) Form S-8, file number 333-36977 dated October 1, 1997; (iii) Form S-8, file number 333-47370 dated October 5, 2000; (iv) Form S-8, file number 333-75264 dated December 17, 2001; and (v) Form S-8, file number 333-99799 dated September 19, 2002.



                                               /s/ MILLER AND LENTS, LTD.
                                              ----------------------------------
                                                   MILLER AND LENTS, LTD.

Houston, Texas
November 13, 2003